Exhibit 10.14

FedEx Contract No.: 19-0966

PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (the “Agreement”) is made effective as of the Effective Date (as defined below) by and between FedEx Corporate Services, Inc. (“FedEx”) and Periship, LLC (“Contractor”).

RECITALS

1.       FedEx desires to engage Contractor to perform the services described in this Agreement.

2.       Contractor is willing and able to perform the services for FedEx in accordance with the terms of this Agreement.

FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, FedEx and Contractor (each a “Party” and, together, the “Parties”) agree as follows:

ARTICLE 1
SCOPE OF WORK

Section 1.01   Scope of Work. In consideration of FedEx’s payments under this Agreement, Contractor shall perform in accordance with the terms of this Agreement the services described in mutually agreed Statements of Work (“SOW”) unique to each relevant FedEx customer (the “Services”).

ARTICLE 2
TERM

Section 2.01   Term. (a) The term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on March I, 2024 (the “Expiration Date”), unless sooner terminated pursuant to subsection (b) below.

(b)       Either Party may immediately terminate this Agreement for cause if the other Party materially or repeatedly defaults in the performance of its obligations hereunder and has not cured such default within thirty (30) days of receipt of a default notice specifying the default and the intention to terminate. Notwithstanding the foregoing, with respect to a monetary default, including, without limitation, payment of the Fees set forth in Section 3.01, no notice to the defaulting Party shall be required and the non-defaulting Party shall have the right to terminate for cause hereunder in the event such monetary default is not cured within ten (10) days from the date when payment is due.

ARTICLE 3
COMPENSATION

Section 3.01   Contractor’s Fee. (a) For and in consideration of the Services provided in accordance with this Agreement, FedEx shall pay to Contractor the fees specified in the applicable SOW (“Fees”). Following the expiration of the first twelve (12) months of the Term, the Parties shall mutually agree in writing on the amount of any potential increases or decreases in the Fees. Payment of the Fees by FedEx shall be as may be otherwise specified in the applicable SOW.

(b)   (i)   Any and all taxes, excises, duties and assessments whatsoever (including interest) (“Tax” or “Taxes”) arising out of the charge for the performance of the Services, in any manner levied, assessed or imposed by any government shall be the responsibility of FedEx. Contractor shall fully cooperate with FedEx in contesting or protesting the validity or application of any such Tax. In the event Contractor shall receive a refund of all or any part of such Tax which FedEx has paid and discharged, the amount of such refund shall promptly be remitted to FedEx.

(ii)       FedEx’s obligations under Section 3.01(b)(i) shall not extend to any of the following: (x) Taxes based upon, measured by or with respect to, the net or gross income, receipts, capital or any other similarly-based taxes of Contractor; or (y) amounts (including, but not limited to taxes, interest, and penalties) imposed on Contractor that would not have been imposed but for the willful misconduct or gross negligence of Contractor.

Section 3.02   INTENTIONALLY OMITTED.

Section 3.03   Invoices. Unless otherwise provided in the applicable SOW, Fees shall be payable within forty-five (45) days of approval by FedEx of invoices rendered by Contractor for Services performed during the preceding invoice period. However, if FedEx pays any invoice within ten (10) days of FedEx’s receipt of the invoice, FedEx shall be entitled to an early payment discount of [______] of the invoice amount. Each invoice shall be accompanied by full documentation in support of the Fee and Reimbursables invoiced. FedEx shall pay the invoiced amount, less any appropriate deductions.

ARTICLE 4
CONFIDENTIALITY OF INFORMATION
AND INFORMATION SECURITY

Section 4.01   Confidentiality of Information. During the Term of this Agreement, the Parties may disclose to each other, or a Party may obtain access to certain of the other Party’s valuable, confidential, and proprietary information or materials related to the Parties’ respective businesses. Such information and materials may include, but are not limited to, the discovery, invention, research, improvement, or implementation of a Party’s products or services, or such Party’s sales, costs, profits, pricing methods, organization, employee lists, software diagnostic techniques, customer lists, or processes (“Confidential Information”). Confidential Information shall not, however, include: (a) publicly available information, including information which is readily accessible to the public by publication in any medium; (b) information developed independently by the Receiving Party without use of any Confidential Information of the Disclosing Party, as evidenced by written documentation; or (c) information received by the Receiving Party without breach of a confidentiality obligation, as evidenced by written documentation.

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Each Party acknowledges the confidential and secret character of the other Party’s Confidential Information and agrees that all such Confidential Information is the sole, exclusive, and very valuable property of such other Party. Hereinafter, the Party disclosing Confidential Information shall be referred to as the “Disclosing Party” and the Party receiving such Confidential Information shall be referred to as the “Receiving Party.”

Accordingly, a Receiving Party agrees to hold all Confidential Information it obtains from or about the Disclosing Party in strictest confidence, not to reproduce any of the Confidential Information without the Disclosing Party’s consent in each instance, not to use such Confidential Information, other than for purposes of this Agreement. A Receiving Party shall cause any of its employees or subcontractors to whom such Confidential Information is transmitted to be bound to the same obligation of confidentiality to which the Receiving Party is bound. A Receiving Party shall not communicate the Disclosing Party’s Confidential Information in any form to any third party without the Receiving Party’s prior written consent in each instance. In the event of any violation of this provision by a Receiving Party, the Disclosing Party shall be entitled to seek preliminary and permanent injunctive relief, as well as an equitable accounting of all profits or benefits arising out of such violation, which remedy shall be in addition to any other rights or remedies to which the Disclosing Party may be entitled. For purposes of this Agreement, the Confidential Information belonging to FedEx shall be deemed to include, without limitation, the information, data and materials of any entity owning all or a majority of FedEx’s outstanding corporate stock (“Parent Company”) and of any entity a majority or all of whose corporate stock is owned, directly or indirectly, by the Parent Company (“Affiliate”), whether such Confidential Information is provided to Contractor by FedEx, the Parent Company or any Affiliate.

Section 4.02   INTENTIONALLY OMITTED.

Section 4.03   Information Security. To the extent applicable to the provision of the Services, Contractor shall implement and maintain security controls and measures necessary to protect FedEx Sensitive Data from unauthorized access, loss, destruction, disclosure or use. In all events, Contractor shall comply with FedEx’s then-current information security (“InfoSec”) compliance requirements, as may be updated and revised by FedEx from time to time (“InfoSec Compliance Requirements”), which are available at www.fedex.com/us/supplied, or such successor URL as FedEx may provide to Contractor via notice (“InfoSec Compliance WebSite”). The definition of “FedEx Sensitive Data” is at www.fedex.com/us/supplier/. FedEx may update such InfoSec Compliance Requirements, from time to time, and it is the responsibility of Contractor to check, regularly, the InfoSec Compliance WebSite to ensure Contractor is aware of, and compliant with, the then-current InfoSec Compliance Requirements. In the event FedEx modifies the InfoSec Compliance Requirements, Contractor shall comply with the revised InfoSec Compliance Requirement within one-hundred eighty (180) days from the original posting of the revisions to the InfoSec Compliance Requirements. Without limiting any other right or remedy that FedEx may have under this Agreement, Contractor shall pay FedEx promptly for all expenses or claims associated with an Event, including, but not limited to, assessments, fines, losses, costs, penalties, and expenses assessed, incurred, charged, imposed or collected by a Card Organization, Card issuers or other authoritative bodies. Terms used in this provision and not otherwise defined in this Agreement have the meaning set forth on the InfoSec Compliance Website. The foregoing only applies to the extent Contractor possesses FedEx Sensitive Data. The requirements of this provision will survive termination or expiration of this Agreement.

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Section 4.04   Survival. The provisions of this Article 4 shall survive the expiration or earlier termination of this Agreement.

ARTICLE 5
OWNERSHIP OF INTELLECTUAL PROPERTY

Section 5.01   Ownership of Intellectual Property. Each Party shall retain all right, title and interest in and to its intellectual property, including, without limitation, all copyrights, patent rights, and rights in trademarks, service marks, logos and commercial symbols, and all goodwill associated therewith (collectively, “Intellectual Property”). Neither Party shall acquire any interest in the other Party’s Intellectual Property or any other products, services or materials, or any copies or portions thereof, provided by such Party pursuant to this Agreement, and any commercial use of the Intellectual Property other than pursuant to this Agreement is strictly prohibited. The provisions of this Section 5.01 shall survive the expiration or earlier termination of this Agreement.

ARTICLE 6
INDEMNIFICATION

Section 6.01   Indemnification. (a) FedEx and Contractor hereby release the other and agree to indemnify and hold harmless the other, their Parent Company, or any Affiliate and their directors, officers, agents and employees, and their respective successor and assigns (collectively, for purposes of this Article 6, “Party”) from any and all liabilities, damages, losses, expenses, demands, suits, or judgments, including reasonable attorneys’ fees, costs, and expenses incidental thereto, for death of or injuries to any person and for the loss of, damage to or destruction of any property in any manner arising out of the negligent or intentional acts or omissions of the other Party, its agents, employees, or subcontractors. Each Party shall also indemnify the other and its Parent Company against any liability or payment in connection with federal, state and local taxes or contributions imposed upon or required of the other Party under unemployment insurance, social security, income tax and workers’ compensation statutes with respect to Services.

(b)       Each Party hereby releases and agrees to indemnify and hold harmless the other Party from any and all liabilities, damages, losses, expenses, regulatory proceedings, demands, claims, suits or judgments, including settlement costs and reasonable attorneys’ fees and expenses, in any way arising from or related to the Services, including but not limited to (i) any claim for payment made by a subcontractor, agent or employee of Contractor; (ii) any claim by a third party arising out of the breach by Contractor of any obligations, warranties, representations terms or conditions contained in this Agreement; (iii) any obligation incurred by Contractor in its performance of the Services which is not permitted hereunder or otherwise incurred with the consent of the other Party; and (iv) any claim by a third party of actual or alleged (A) libel, slander, defamation, obscenity or product disparagement; (B) infringement, misappropriation or other violation of trademark, copyright, patent, moral rights, title, slogan, idea, concept, trade secret or other intellectual property or proprietary right; (C) piracy, plagiarism, unfair competition, product disparagement or misappropriation; (D) invasion of the right of privacy; or (E) violation of any other third party’s rights.

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(c)       Contractor acknowledges and agrees that it is responsible for its actions and those of its employees, agents and/or independent contractor(s) acting under Contractor’s direction and/or control with respect to the protection of FedEx Data. Accordingly, Contractor hereby agrees that, at its expense, Contractor shall indemnify, defend, and hold harmless FedEx, from any and all liabilities, damages, losses, expenses, demands, suits, or judgments, including reasonable attorneys’ fees, costs, and expenses incidental thereto, for loss or disclosure of FedEx Data in any manner arising out of Contractor’s breach of Article 4 or loss or disclosure made by Contractor’s employees, agents or subcontractors.

(d)       Each Party’s obligations to indemnify, defend and hold harmless the other Party shall survive the expiration or earlier termination of this Agreement.

Section 6.02   Intellectual Property Indemnification. Each Party (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless the other Party, its parent company (if applicable), or any Affiliate and their respective directors, officers, agents and employees, and their respective successor and assigns (collectively, the “Indemnified Parties”), against any third party claims based on an allegation that the Intellectual Property furnished by the Indemnifying Party or used in the performance of the Services, infringes any United States or foreign patent or other proprietary right (including process patents). The Indemnifying Party shall pay any royalties and other costs related to the settlement of such claim, and the cost and damages, including reasonable attorneys’ fees, finally awarded as a result of any suit based on such claim, provided the Indemnified Party promptly notifies the Indemnifying Party in writing of any such claim and gives the Indemnifying Party such assistance and information as is available to the Indemnified Party for the defense of such claim. Any such assistance or information which is furnished by an Indemnified Party at the written request of the Indemnifying Party shall be at the Indemnifying Party’s expense. Notwithstanding, an Indemnifying Party shall not consent to any injunction decree, judgment, or settlement which would have the effect of preventing the Indemnified Party’s use of any Intellectual Property without the Indemnifying Party’s prior written consent.

Section 6.03   INTENTIONALLY OMITTED.

Section 6.04   Subcontractors. Contractor may have any of the Services performed by Subcontractors subject to the prior written approval of FedEx, which approval shall not be unreasonably withheld. Nothing in this Agreement or otherwise shall create any contractual relationship between FedEx and any subcontractor and no subcontract entered into relating to any part of Contractor’s obligations hereunder shall relieve Contractor of its obligations hereunder to FedEx, it being agreed that Contractor shall be primarily liable to FedEx for performance of its obligations hereunder, regardless of whether Contractor elects to have any portion of such obligations performed by a subcontractor. Contractor’s obligations to pay its subcontractors are an independent obligation from FedEx’s obligation to pay Contractor, and FedEx shall have no obligation to pay any subcontractor. Further, FedEx’s withholding of payments in accordance with this Agreement shall not be grounds for Contractor to withhold payments properly due its subcontractors. It is a condition of this Agreement that all subcontract Services be performed in compliance with the requirements of this Agreement.

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ARTICLE 7
EMPLOYEES

Section 7.01   Contractor’s Employees. The employees of Contractor performing the Services shall throughout the Term of this Agreement be deemed employees of Contractor for all purposes, and shall not be deemed to be employees, servants, or agents of FedEx for any purpose.

Section 7.02   Assignment of Employees. Contractor shall assign the individuals (if any) requested by FedEx to perform the Services. FedEx reserves the right to approve or disapprove any proposed changes by Contractor in its assignment of employees to perform the Services, which approval will not be unreasonably withheld.

Section 7.03   Agreement Not to Employ. For the Term, each party agrees not to employ any employee of the other party.

ARTICLE 8
WARRANTIES

Section 8.01   Contractor’s Warranty. (a) Contractor warrants to FedEx that:

(i)	it shall perform the Services according to the terms and conditions of this Agreement and in material conformity with accepted standards of Contractor’s profession; and

(ii)	to the best of Contractor’s knowledge, all software, source codes, programming documentation, and other materials that will be used by Contractor in the performance of the Service under this Agreement do not infringe upon or violate any patent, copyright, trade secret, intellectual property, or any other proprietary right of any third party.

(b)       Any materials or Services not conforming to the above warranties shall be replaced or repaired by Contractor at its sole expense. Contractor shall not be deemed or held to be obligated or accountable upon or under any warranties or guaranties, express or implied, statutory, by operation of law, or otherwise, in any manner or form, beyond the express warranties set forth in Section 8.01.

ARTICLE 9
INSURANCE

Section 9.01   Contractor’s Insurance. During the Term at its own expense, Contractor shall maintain insurance coverages as described below:

(a)      Commercial General Liability insurance for bodily injury and property damage, including contractual liability, products and completed operations, with a limit not less than $[_______] per occurrence.

(b)       Professional Liability insurance (including errors and omissions coverage) with a limit not less than $[_______] per claim, $[_______] aggregate.

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(c)        Workers’ Compensation at statutory limits and Employers Liability not less than $[_______].

(d)       If operating automotive vehicles on or about FedEx’s property, Commercial Automobile Liability insurance with a combined single limit not less than $[_______].

(e)        Any other insurance coverages mandated by law for the services being provided.

Section 9.02   Requirements. (a) All insurance policies maintained by Contractor shall provide that insurance as applying to FedEx shall be primary and FedEx’s insurance shall be noncontributing irrespective of any insurance FedEx maintains.

(b)       All insurance maintained by Contractor pursuant to this Article 9 shall be written by insurance companies authorized to do business in the state in which the Services are performed and shall be in form and substance reasonably satisfactory to FedEx. Should any of the above described policies be cancelled before the expiration date thereof, notice will be delivered in accordance with the policy provisions.

(c)       Except Contractor’s Professional Liability Insurance, all liability insurance policies maintained by Contractor pursuant to this Agreement shall be endorsed to name FedEx, its Parent Company, or any Affiliate and their respective officers, directors and employees as additional insureds, and all worker’s compensation and property damage insurance shall be endorsed with waivers of subrogation by the insurer as to FedEx.

(d)       Prior to commencement of the Services, and not less than thirty (30) days prior to any expiration or renewal date throughout the Term, Contractor shall furnish to FedEx certificates of insurance reflecting policies in force. Contractor’s Commercial General Liability insurance shall specifically acknowledge Contractor’s indemnity obligations contained in this Agreement.

ARTICLE 10
RIGHT OF AUDIT

Section 10.01   FedEx’s Right of Audit. Contractor shall keep full and accurate records, and documentation to substantiate the amounts claimed in any invoice, which records shall be open to audit by FedEx, or any authorized representative of FedEx, during the course of this Agreement and until two (2) years after the expiration or earlier termination of this Agreement.

ARTICLE 11
INDEPENDENT CONTRACTOR RELATIONSHIP

Section 11.01   Independent Contractor Relationship. The Parties intend that an independent contractor relationship will be created under this Agreement. FedEx is interested only in the final performance of Contractor’s work and the results achieved thereby and shall not exercise any control over the conduct or supervision of the Services or the means of its performance. Accordingly, Contractor shall have full responsibility for the collection and payment of all international, federal, state and local taxes and contributions, including penalties and interest, imposed pursuant to unemployment insurance, social security, income tax, workers’ compensation or any other similar statute. Contractor shall indemnify and hold FedEx harmless for any liability (including taxes, interest, and penalties) resulting from improper or incorrect tax reporting, withholding, remitting, etc., or from the failure to file, collect, report or pay any of the above-mentioned employment taxes. Contractor shall also indemnify and hold FedEx harmless for any liability resulting from an employee of Contractor claiming to be an employee of FedEx, including, but not limited to, any claim on the part of Contractor’s employee to benefits FedEx provides to its employees.

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ARTICLE 12
COMPLIANCE WITH LAWS

Section 12.01   Compliance with Laws. (a) Contractor agrees that it will comply with all applicable federal, state, and local laws, regulations, and codes in the performance of this Agreement. To the extent applicable to Contractor, it agrees to comply with the affirmative action requirements applicable to contracts with government contractors, as set forth in Title, 41 of the Code of Federal Regulations and incorporated into this Agreement by reference.

(b)       Contractor hereby agrees to employ only persons who are legally authorized to work in the United States and to have an I-9 employment authorization form, if required, for each person employed by it.

(c)       Contractor agrees to indemnify, defend and hold harmless FedEx, its officers, directors and employees from and against any and all claims, losses, demands, actions, administrative proceedings, liabilities and judgments, including reasonable attorneys’ fees and expenses, arising from its failure to comply with the provisions of this Article 12.

Section 12.02   Compliance with United States Foreign Corrupt Practices Act. Contractor agrees that it will comply with all applicable laws of the United States of America and any other applicable anticorruption laws enacted in any jurisdiction in which it conducts its business, and that it shall refrain from any conduct that would cause FedEx to be in violation of any applicable laws, including, but not limited to, the United States Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1, et seq. (the “FCPA”). Without limiting the generality of Contractor’s obligations under this Section 12.02, Contractor hereby represents and warrants that in its performance under this Agreement:

(i)	No portion of any funds paid or payable by FedEx to Contractor hereunder will be paid to, or accrue directly or indirectly for the benefit of, any person, firm, corporation or other entity, other than Contractor, its employees, and its bona fide consultants and vendors, except bona fide fees paid to national, provincial or local regulatory agencies as required under applicable law and documented by official receipts issued by those agencies with copies provided to FedEx, upon request. Contractor hereby acknowledges and agrees that all payments made to Contractor shall only be made after receipt by FedEx of an invoice detailing the Equipment and Parts or services provided during the period

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(ii)	Contractor has not, and will not at any time, directly or indirectly, pay, offer, give or promise to pay or give, or authorize any other person to pay or give, any money or any other thing of value in order to obtain or retain business or secure any improper advantage to:

A.	any officer or employee of a government, or any national, provincial or local department, agency or instrumentality thereof;

B.	any other person acting in an official capacity for, or on behalf of, a government including but not limited to, any national, provincial or local department, agency or instrumentality thereof;

C.	any political party, or any official or employee of any such political Party;

D.	any candidate for political office; or

E.	any other person, firm, corporation or other entity at the suggestion, request or direction of, or for the benefit of, any government officer or employee, political party or official or employee thereof, or candidate for political office.

This paragraph (ii) is not intended to prohibit Contractor from providing modest and reasonable gifts or hospitality for government officials, provided that such expenditures meet all of the following criteria: (1) the gift or hospitality are given openly and are legal under the local law; (2) are customary in type and value, and given at an appropriate time or season, in the case of gifts; (3) are given as an expression of esteem, appreciation, gratitude or goodwill, and not with the intention of influencing the recipient or a third party in order to assist Contractor in obtaining or retaining business or securing an improper business advantage; and (4) are not provided to any government official with such regularity or frequency as to create an appearance of impropriety. Gifts should never consist of cash or cash equivalents. In all cases, the expenditures for the gifts and hospitality must be appropriately recorded on the books and records of Contractor in accordance with paragraph c) below.

(iii)	Contractor agrees to keep books, accounts, and records that, in reasonable detail, accurately and fairly reflect its transactions and the disposition of funds paid under this Agreement.

ARTICLE 13
MISCELLANEOUS

Section 13.01   Other Vendors. FedEx reserves the right to engage the services of such other contractors and third party vendors as FedEx deems necessary in connection with the subject matter to which the Services relate, and Contractor agrees to cooperate with any such third parties and to comply with all reasonable requests by FedEx to coordinate its activities with such other vendors.

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Section 13.02   Employees, Financial Information. Contractor will immediately notify FedEx if, at any time during the Term, (i) FedEx becomes Contractor’s only customer or (ii) Contractor employs less than twenty-six (26) employees. Upon such notification, FedEx shall have the option to terminate this Agreement upon notice to Contractor. Contractor shall also provide FedEx with the number of its customers and/or employees at any time upon FedEx’s written request.

Section 13.03   Inspection. Contractor agrees that, at all times during the Term of this Agreement, FedEx shall have the right to make inspections of the Services performed by Contractor under this Agreement. Any inspection by FedEx shall be performed upon reasonable prior written notice and conducted so as not to unduly delay Contractor’s performance of the Services.

Section 13.04   INTENTIONALLY OMITTED.

Section 13.05   References. Contractor shall not in any manner advertise or publish the fact that it has furnished or contracted to furnish Services to FedEx without the prior written consent of FedEx, which FedEx may withhold in its sole discretion. Contractor shall not disclose any details of this Agreement to any party except as may be authorized in writing by an authorized officer of FedEx.

Section 13.06   Section Headings. All section headings and captions used in this Agreement are purely for convenience or reference only, and shall not affect the interpretation of this Agreement.

Section 13.07   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, and the Parties submit to the jurisdiction of any appropriate court within Tennessee for adjudication of disputes arising from this Agreement.

Section 13.08   Excused Non-Performance. Neither party shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, or other disasters.

Section 13.09   Assignment. Neither this Agreement nor any other obligations of Contractor under this Agreement may be assigned or delegated by Contractor without the prior written consent of FedEx, which FedEx may withhold in its sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, assigns and legal representatives.

Section 13.10   Change of Control. In addition to such other rights as FedEx may have, FedEx shall have the right to immediately terminate this Agreement upon any change in the majority ownership or voting control of the capital stock, business, or assets of Contractor. Contractor shall promptly notify FedEx in writing of any such change in control of Contractor. FedEx must exercise its rights under this Section 13.10 within 45 days of its receipt of written notice of Change of Control by Contractor. Termination of this Agreement shall have no impact on the existence of any contract or business arrangement between FedEx, Contractor or a third party that exists independent of this Agreement.

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Section 13.11   Further Assurances. Each party agrees that it will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other party during the Term of this Agreement. Contractor agrees to provide to FedEx, from time to time, any other financial information as FedEx may reasonably request to determine Contractor’s ability to perform its obligations under this Agreement.

Section 13.12   Exhibits. All exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any exhibit, the provisions of this Agreement shall control notwithstanding any statement to the contrary in such exhibit. Terms used in an exhibit and also used in this Agreement shall have the same meaning in the exhibit as in this Agreement.

Section 13.13   Modification. Except as otherwise provided, this Agreement shall not be modified except by written agreement signed on behalf of FedEx and Contractor by their respective authorized officers.

Section 13.14   Entire Agreement. This Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties, constitutes the entire agreement between them with respect to the matters described, and shall not be modified or affected by any course of dealing, course of performance, or usage of trade.

Section 13.15   Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

Section 13.16   Waiver. The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party’s right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

Section 13.17   Survival. The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied. Specifically, the Parties' respective indemnity obligations shall survive this Agreement.

Section 13.18   Notices. Notices given under this Agreement shall be in writing and shall be deemed to have been given and delivered when received, if sent by the United States Mail, certified or registered mail, with postage prepaid and addressed, or sent by way of FedEx service:

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If to FedEx:		FedEx Corporate Services, Inc.
3620 Hacks Cross Road
Building B, 1st Floor
Memphis, TN 38125
Attn.: Vice President - Sales
Contract No. 19-0966
Telephone: [_______]

with a copy to:

Federal Express Corporation
3620 Hacks Cross Road
Building B, 3rd Floor
Memphis, TN 38125
	Attn:	Business Transactions
Managing Director
Contract No. 19-0966
Telephone: [_______]

and if to Contractor:	Periship, LLC
265 East Main St.
Branford, CT 06405
	Attn:	Luciano Morra, President
Curt Kole, V.P. Sales and Business Development
Telephone:

or to such other address provided to the other party by written notification.

Section 13.19   Work at Site. When working at any of FedEx's sites, Contractor, its agents, employees and subcontractors will comply with all reasonable safety and security requirements of FedEx, including the wearing of identification badges on the site.

Section 13.20   Validity of Agreement. This Agreement shall not be valid nor binding upon FedEx unless it shall have been executed by an officer of FedEx.

Section 13.21   Invoices. Invoices shall be submitted by Contractor to the following address:

FedEx Corporate Services, Inc.
3620 Hacks Cross Road
Building B, 1st Floor
Memphis, TN 38125
Attn.: Vice President - Sales
Contract No. 19-0966
Telephone: [_______]

or to such other address provided to the other party by written notification.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the last date referenced below (the “Effective Date”).

PERISHIP, LLC			FEDEX CORPORATE SERVICES, INC.

By:	/s/	Curt Kole	By:	/s/ Jerry Beyl

Name:		Curt Kole	Name:	Jerry Beyl

Title:		V.P. Sales & Business Development	Title:	Vice President

Date:		June 19, 2019	Date:	May 30, 2019
		(“Contractor”)		(“FedEx”)